Exhibit 99.1

Barfresh Raises $1.9 Million to Increase Capacity for its Growing Blended Beverage Business in North America

Denver, CO August 13, 2013– Barfresh Food Group, Inc. (OTC:BRFH), a manufacturer and distributor of unique ready-to-blend beverages, including smoothies, shakes and frappes, today announced it has completed a private placement (the “Private Placement”)  of $1.9 million.  Lazarus Investment Partners LLLP was the primary investor in the Private Placement.  Lazarus Investment Partners LLLP is a 10-year old investment partnership based in Denver, Colorado that focuses on making long term investment in emerging microcap companies.

“This added capital allows us to increase our capacity to meet a growing demand for our blended beverages among restaurants and food service operators and most importantly to rollout with the large chain operators within these markets that we are currently servicing or those where we are completing trials,” said Riccardo Delle Coste, Chief Executive Officer of Barfresh.  “We are at the stage of our growth where the ability to build scale and inventory to service both existing and future customers is critical,” said Mr. Delle Coste. “There is a large demand among consumers for non-carbonated, healthier, better-for-you beverages that attract a higher dollar value for the operators than a carbonated beverage, and this has been evident in the rapid growth of blended beverages such as smoothies, frappes and shakes.  Our products are easily prepared at any restaurant or food service operation in only two steps, thereby offering substantial savings to the operator. Our customers can choose to select our standard flavors or have us develop specific flavors that are proprietary for them,” Mr. Delle Coste explained.

Network 1 Securities, Inc. was the placement agent for this offering.  Damon D. Testaverde, Managing Director of Network 1 Financial Securities Inc., said “We are excited to be working with Barfresh Food Group, Inc. and being able to supply some of the capital required to assist the company in moving forward.  We look forward to a long term relationship and continuing to work with the company in the future to meet its corporate objectives.”

About Barfresh Food Group, Inc.

Barfresh Food Group, Inc. (www.barfresh.com/us) is a manufacturer and distributor of ready-to-blend beverages.  The Company utilizes a proprietary patent pending system, using controlled pre-packaged portions, to deliver freshly made smoothies that are quick, cost efficient and generate no waste.  Barfresh Food group, Inc. utilizes contract manufacturing facilities to complete the manufacturing of its sealed pack of ingredients for an individual smoothie.  The Company sells ready-to-blend all natural beverages primarily to restaurant chains in the Quick Serve Restaurant and casual dining sectors and has been expanding its presence in the United States as a number of significant restaurant chains enter the smoothie market and choose Barfresh as their provider.

Forward-Looking Statement Notice

This press release includes “forward-looking statements” as defined by the U.S. Securities and Exchange Commission (SEC).  All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize.  Investors are cautioned that any such statements are not guarantees of future performance.  The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the SEC, including its Annual Report on Form 10K and Quarterly Report on 10Q.  Furthermore, the company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

Contact:                 Beverly Jedynak
Martin E. Janis & Company, Inc.
312-943-1123
bjedynak@janispr.com